EXHIBIT 10.91

EQUIPMENT MORTGAGE AND
SECURITY AGREEMENT SUPPLEMENT NO. 1

THIS EQUIPMENT MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 1 dated June 24, 2011 (this “Mortgage Supplement”) made by MESABA AVIATION, INC., a Minnesota corporation (the “Grantor”), in favor of C.I.T. LEASING CORPORATION, acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Equipment Mortgage and Security Agreement, dated as of June 24, 2011 (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them (whether by reference to another document or otherwise) in the Mortgage), between the Grantor and the Collateral Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Collateral Agent;

WHEREAS, the Mortgage was entered into between the Grantor and the Collateral Agent in order to secure the Obligations of the Grantor and each of the Borrowers under that certain Credit Agreement dated as of July 30, 2009 (as amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantor, Pinnacle Airlines, Inc., Colgan Air, Inc., the Loan Parties party thereto, the Lenders party thereto and the Collateral Agent, as administrative agent and collateral agent;

WHEREAS, the Mortgage relates to the items of Equipment described in Exhibit 1 hereto, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA, as one document;

NOW, THEREFORE, this Mortgage Supplement witnesseth, that to secure the prompt and complete payment and performance when due of the Obligations of the Grantor and each Borrower under the Credit Agreement and each of the other Financing Documents, to secure the performance and observance by the Grantor and each Borrower of all the agreements, covenants and provisions contained in the Mortgage and in the Financing Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration to the parties to the Financing Documents, the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its respective successors and assigns, for the security and benefit of the Secured Parties and such other Persons, a first priority continuing security interest in and first priority mortgage Lien on the following described property:

1.           The Engines described on Exhibit 1 hereto (each such engine having 550 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to any airframe) in each case, together with all Parts which are from time to time incorporated or installed in or attached thereto or which shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage; and

2.           The Pledged Spare Parts maintained by or on behalf of the Grantor at the Spare Parts Locations described in Exhibit 1 hereto.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

*  *  *

(Signature Page to Equipment Mortgage and Security Agreement Supplement No. 1)

IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

GRANTOR:	MESABA AVIATION, INC. By: /S/ Ron Kay Ron Kay Vice President and Treasurer

EXHIBIT 1
TO
EQUIPMENT MORTGAGE AND
SECURITY AGREEMENT SUPPLEMENT NO. 1

DESCRIPTION OF EQUIPMENT

ENGINES:

Manufacturer	Manufacturer’s Model	Serial Number
General Electric Company	CT7-9B	785252
General Electric Company	CT7-9B	785660
General Electric Company	CT7-9B	785667
General Electric Company	CT7-9B	785791
General Electric Company	CT7-9B	785792
General Electric Company	CT7-9B	785796
General Electric Company	CT7-9B	785798
General Electric Company	CT7-9B	785799
General Electric Company	CT7-9B	785800
General Electric Company	CT7-9B	309453
General Electric Company	CT7-9B	785770
General Electric Company	CT7-9B	785193
General Electric Company	CT7-9B	785751

DESCRIPTION OF SPARE PARTS LOCATIONS:

Address
Mesaba Aviation, Inc. Austin-Bergstrom International Airport 9401 Cargo Avenue, Suite 400 Austin, TX 78719
Mesaba Aviation, Inc. Detroit Metropolitan Wayne County Airport 31515 Northline Road, #425 Romulus, MI 48174

Mesaba Aviation, Inc. Central Wisconsin Airport 400 Aviation Way Mosinee, WI 54455
Mesaba Aviation, Inc. Des Moines International Airport 2901 Army Post Road Des Moines, IA 50321
Mesaba Aviation, Inc. Memphis International Airport MEM Hangar 2934 Winchester Road Memphis, TN 38118
Mesaba Aviation, Inc. Minneapolis-St. Paul International Airport 7400 34th Ave., Dock Door #6 and 2005 Cargo Road Minneapolis, MN 55450
Mesaba Aviation, Inc. La Guardia Airport Building 34 Off Bowery Bay Blvd Flushing, NY 11371
Mesaba Aviation, Inc. Macon Air Center 100 East Drive Macon, GA 31216-7765
Mesaba Aviation, Inc. Hartsfield-Jackson Atlanta International Airport 11700 Spine Road, Gate 32, Ramp Level, Door D32-1-D1 Atlanta, GA 30320

Mesaba Aviation, Inc. Washington Dulles International Airport Dulles Hanger 23321 Autopilot Drive Sterling, VA 20166
Mesaba Aviation, Inc. Minneapolis-St. Paul International Airport Lindbergh Terminal 1, under terminal between gates C21 and C22 4300 Glumack Drive St. Paul, MN 55111
Mesaba Aviation, Inc. Detroit Metropolitan Wayne County Airport McNamara Terminal, under terminal at B2 Detroit, MI 48242